UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a -101)

INFORMATION REQUIRED IN PROXY STATEMENT
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Ryerson Holding Corporation

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227 W. Monroe St., 27th Floor
Chicago, Illinois 60606

Ryerson Announces Change to Location and Format of 2020 Annual Shareholder Meeting

Friday, May 22, 2020 at 2:00 p.m., Central Daylight Time

VIRTUAL MEETING

May 13, 2020

To our Stockholders:

Ryerson Holding Company (the “Company”), a leading value-added processor and distributor of industrial metals, announced today that it will be holding its Annual Shareholder Meeting as a virtual meeting as a result of continuing concerns surrounding COVID-19. The meeting will still be held on Friday, May 22, 2020 2:00 p.m., Central Daylight Time, as previously announced. Shareholders will no longer be able to physically attend the meeting as we adhere to guidance from the Center for Disease Control and Prevention and both federal and state health authorities.

As described in the Company’s additional proxy materials relating to the Annual Shareholder Meeting, which were filed with the Securities and Exchange Commission on May 1, 2020, shareholders are entitled to participate in the Annual Meeting if they were a shareholder as of the close of business on April 30, 2020, the record date, or hold a legal proxy for the meeting provided by the shareowner’s bank, broker, or nominee. To attend and participate in the Annual Shareholder Meeting, shareholders register in advance at http://viewproxy.com/RyersonHoldingCorp/2020 (the “Meeting Registration Website”) prior to the deadline of 11:59 pm Eastern Time on May 19, 2020. Upon completing registration, eligible participants will receive further instructions via email, including unique links that will allow such eligible participants to access the meeting. Eligible participants who have difficulty accessing the virtual meeting or the Meeting Registration Website may call the technical support number provided.

The Company encourages all of its shareholders to participate in the Annual Shareholder Meeting, either by voting in advance of the meeting by one of the methods described in the available proxy materials or by voting during the Annual Shareholder Meeting by following the instructions available on the Meeting Registration Website. A list of shareholders entitled to vote at the Annual Shareholder Meeting will be available to shareholders for nine days prior to the Annual Shareholder Meeting by contacting the Company at investorinfo@ryerson.com. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote shares in connection with the Annual Shareholder Meeting. Further instructions on how to attend, participate in and vote at the Annual Shareholder Meeting, including how to demonstrate ownership of stock as of the record date, are available at http://viewproxy.com/RyersonHoldingCorp/2020.

Mark S. Silver

Executive Vice President, General Counsel & Chief Human Resources Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON MAY 22, 2020: THE PROXY STATEMENT AND THE

ANNUAL REPORT ARE AVAILABLE AT http://www.proxyvote.com.